Exhibit 4.2

NEOPHOTONICS CORPORATION

2008 INVESTORS’ RIGHTS AGREEMENT

This 2008 Investors’ Rights Agreement (the “Agreement”) is made as of May 14, 2008 by and among NeoPhotonics Corporation, a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto and certain individuals listed on Exhibit B. (the “Concord-represented Parties”), each of which is herein referred to as an “Investor.”

INTRODUCTION

A. The Company and certain of the Investors (the “Existing Investors”) have entered into that certain 2006 Investors’ Rights Agreement dated May 30, 2006 (the “Prior Agreement”).

B. The Company and certain of the Investors have entered into a Series X Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to such Investors and such Investors desire to purchase from the Company shares of the Company’s Series X Preferred Stock. A condition to such Investors’ obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Series X Preferred Stock held by the Investors, (ii) certain rights to receive information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company desires to induce the Investors who are parties to the Purchase Agreement to purchase shares of Series X Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein and to accept the rights created pursuant hereto in lieu of the rights granted under the Prior Agreement.

C. Pursuant to Section 3.7 of the Prior Agreement, this Agreement is being executed by the Company, IFC (defined below) and the holders of a majority of the Registrable Securities (defined below) currently outstanding, thereby amending and restating the Prior Agreement to add parties acquiring Series X Preferred Stock as parties to this Agreement and make certain other changes.

AGREEMENT

The parties hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and further agree as follows:

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Restated Certificate of Incorporation” means the then-existing Amended and Restated Certificate of Incorporation of the Company.

(b) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(c) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock and Series X Preferred Stock (such shares of Common Stock are collectively referred to hereinafter as the “Stock” and shares of Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock and Series X Preferred Stock are collectively referred to hereinafter as the “Preferred Stock”), (ii) the shares of Common Stock issuable upon exercise of those certain warrants to purchase shares of the Company’s Common Stock issued pursuant to the Company’s prior Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Plan”), (iii) the shares of Common Stock issued to certain lenders of the Company pursuant to the Plan; (iv) the shares of Common Stock issued to the Investors pursuant to the Series 2 Preferred Stock Purchase Agreement dated July 5, 2005 (the “Series 2 Purchase Agreement”), (v) the shares of Common Stock issued to the Concord-represented Parties in connection with the Photon Acquisition, and (vi) for purposes of Section 1.3 only, shares of Common Stock issued or issuable upon conversion of Preferred Stock issued or issuable upon exercise of warrants to purchase Preferred Stock issued after the date hereof to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions referred to in Section 2.3(e)(v) unanimously approved in each case by the Board of Directors of the Company, which entities execute a counterpart signature page hereto and agree to be bound by the terms hereof; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. A holder of a convertible security need not exercise or convert such security into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Preferred Stock into Common Stock or exercise of such convertible security prior to the effectiveness of such registration.

(d) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, Registrable Securities and: (i) are then issued and outstanding or (ii) are then issuable pursuant to exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

(e) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof;

(f) The term “IFC” means International Finance Corporation and its affiliates.

(g) The term “Form S-3” means such form under the Act as in effect on the date hereof or any successor form under the Act that permits the incorporation or inclusion of substantial information by reference to other documents filed by the Company with the SEC;

(h) The term “SEC” means the Securities and Exchange Commission;

(i) The term “Qualified IPO” has the meaning as defined in the Company’s Restated Certificate of Incorporation in connection with which all of the outstanding shares of Preferred Stock are converted into shares of Common Stock, pursuant to the Company’s Restated Certificate of Incorporation.

(j) The term “Photon” means Shenzhen Photon Technology Co., Ltd. (currently renamed NeoPhotonics (China) Co., Ltd.); and

(k) The term “Photon Acquisition” means the acquisition transaction where the Concord-represented Parties received shares of the Company.

1.2 Request for Registration.

(a) If the Company shall receive, at any time after the earlier of (i) May 31, 2010, and (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company, a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities pursuant to which the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsections 1.2(b), (c) and (d), use its best efforts to effect as soon as practicable the registration under the Act of all Registrable Securities which the Holders request to be registered within thirty (30) days of the mailing of such notice by the Company in accordance with Section 3.5.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders (based on Registrable Securities requested to be included) and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders, based on Registrable Securities requested to be included, and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective; provided, however, that if a registration has become effective and is subsequently withdrawn from effectiveness at the request of at least a majority in interest of the Initiating Holders prior to the sale of any Registrable Securities under such registration because such Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Holders at the time the registration became effective and such Holders have requested the withdrawal of the registration’s effectiveness with reasonable promptness following disclosure by the Company of such material adverse change, then such registration shall not count as an effected registration for purposes of the two (2) registration limit referenced at the beginning of this sentence.

(ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days; provided, however, that such 120 day period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of an underwriter of any securities of the Company.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by law.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration, qualification or compliance of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (selected by the holders of at least a majority of the Registrable Securities held by the Initiating Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities held by the Initiating Holders to be registered (in which case all participating Holders shall bear such expenses in proportion to the number of shares for which registration was requested), unless the participating Holders agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not be required to forfeit a demand registration pursuant to Section 1.2.

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by Holders holding at least a majority of the Registrable Securities held by all selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any Holder’s securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in good faith and in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in good faith and in their sole discretion is compatible with the success of the offering, then the

Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in good faith and in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included, or (ii) such registration include shares of any other selling stockholder of the Company (other than the Registrable Securities of a Holder). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership, corporation or limited liability company, the partners, retired partners, members, retired members and stockholders of such holder, or the estates and family members of any such partners, retired partners, members, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) The Company will indemnify and hold harmless each Holder, the partners or officers, directors, affiliates and shareholders of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, partners or officers, directors, affiliates and shareholders of each Holder, underwriter or controlling person, as incurred (subject to submission of supporting documentation in reasonable detail), any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Holder, partners or officers, directors, affiliates and shareholders of each Holder, underwriter or controlling person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each Holder, including the partners or officers, directors and shareholders of each Holder, whose Registrable Securities are included in the registration statement will severally but not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay, as incurred (subject to submission of supporting documentation in reasonable detail), any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with Violations that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

(e) Unless otherwise superceded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise and shall survive the termination of this Agreement. No indemnifying party, in defense of any claim of litigation set forth under this Section 1.10, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or similar forms which may be promulgated in the future and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 (or such similar form(s) which may be promulgated in the future) is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject in such jurisdiction and except as may be required by law.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

(d) If the Holders initiating the registration request pursuant to this Section 1.12 (“S-3 Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in subsection 1.12(a). The underwriter will be selected by a majority in interest of the S-3 Initiating Holders (based on Registrable Securities requested to be included) and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the S-3 Initiating Holders based on Registrable Securities requested to be included and such

Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.12, if the underwriter advises the S-3 Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the S-3 Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the S-3 Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee who (i) is a partner, retired partner, affiliated fund of such Holder when such Holder is a partnership; (ii) is a member, retired member or affiliated fund of the Holder when the Holder is a limited liability company; (iii) is a family member of such Holder or trust for the benefit of such Holder and/or such Holder’s family members; (iv) is an affiliated entity of such Holder having substantially the same equity holders as such Holder; (v) to a trustee or a successor trust or successor trustee when such Holder is a trust under an employee benefit plan; or (vi) acquires at least 5% of the Holder’s Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership or limited liability company who are partners, retired partners, members or retired members of such partnership or limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners, members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant registration rights senior or pari-passu with the registration rights granted to the holders of Registrable Securities or which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or Section 1.12 thereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

1.15 “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the period of duration up to, but not exceeding, 180 days (subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

(b) all officers and directors of the Company, all one-percent (1%) securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

(c) any release from the lock-up restrictions set forth in such market stand-off agreement, at any time during the market stand-off period, shall be granted pro rata among the Holders of Registrable Securities and on a pari passu basis with any such release granted to any other person subject to such lock-up restrictions, so that each Holder of Registrable Securities may sell, transfer or otherwise dispose of an equal percentage of his, her or its shares originally subject to lock-up restrictions.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.15.

Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, or (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares immediately without registration.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to IFC so long as it remains a stockholder of the Company and to each holder of at least two percent (2%) of the Company’s outstanding Registrable Securities (or the Common Stock issued upon conversion thereof) (each a “Major Holder”):

(a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company (or such longer period of time requested by the

Company’s auditors), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with United States generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company, provided, however, that Photon may use also China generally accepted accounting principles in compliance with PRC tax laws;

(b) within forty-five (45) days of the end of each quarter, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail and comparing results to the annual plan and to the prior year comparable period;

(c) as soon as practicable, but in any event no later than 30 days prior to the end of each fiscal year, a budget and financial plan for the next fiscal year for the Company prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months, provided, however, that such budget and financial plan may be in draft form pending approval by the Board of Directors; and, as soon as prepared, any revised or updated budgets and financial plans for such fiscal year prepared by the Company, including the final annual budget and financial plan approved by the Board of Directors;

(d) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so;

(e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Major Holder or any assignee of any Major Holder may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of this Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. (a) The Company shall permit each Major Holder (other than corporate or strategic investors, which shall not be deemed to include IFC), at such Major Holder’s expense and upon reasonable advance notice, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Holder; provided however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

(b) Upon IFC’s request, and with reasonable prior notice to the Company, the Company shall permit representatives of IFC and the CAO, during normal office hours, to: (i) visit any of the sites and premises where the business of the Company or any Subsidiary is conducted; (ii) inspect any of the Company’s and each of its Subsidiary’s sites, facilities, plants and equipment; (iii) have access to the Company’s and each of its Subsidiary’s books of account and all records; and (iv) have access to those employees, agents, contractors and subcontractors of the Company and its Subsidiaries who have or may have knowledge of matters with respect to which IFC seeks information; provided that (i) no such reasonable prior notice shall be necessary if special circumstances so require and in the case of the CAO, such access shall be for the purpose of carrying out the CAO’s Role; provided however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

For purposes of this Section 2.2 (b), the “CAO” means the Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes and “CAO’s Role” is (i) to respond to complaints by persons who have been or are likely to be directly affected by the social or environmental impacts of IFC projects; and (ii) to oversee audits of IFC’s social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with IFC’s social and environmental policies, guidelines, procedures and systems.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Holder a right of first offer (the “Company Right of First Offer”) with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a Major Holder includes any general partners, members and affiliates of a Major Holder. A Major Holder who chooses to exercise the right of first offer may designate as purchasers under such right to itself or its partners, members or affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock, (“Shares”), the Company shall first make an offering of such Shares to each Major Holder in accordance with the following provisions:

(a) The Company shall deliver a notice pursuant to Section 3.5 (“Notice”) to the Major Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within twenty (20) business days after delivery of the Notice, the Major Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Holder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Holder that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Holder’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Holders were entitled to subscribe but which were not subscribed for by the Major Holders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares held by all Fully-Exercising Investors.

(c) If all Shares referred to in the Notice are not elected to be obtained as provided in subsection 2.3(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Holders in accordance herewith.

(d) The closing of any purchase of Shares by the Major Holder pursuant to this Section 2.3 shall be held at the time and place of and on the same terms and conditions as the new issuance or sale of Shares, or at such other time and place as the parties to the transaction may agree, provided that the major Holder shall not be required to exercise its right of first refusal under this Section 2.3 in the event the new issuance or sale is not consummated.

(e) The right of first offer in this Section 2.3 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to stock option plans, restricted stock plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, or (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock pursuant to which all outstanding shares of Preferred Stock are converted to Common Stock, or (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued and outstanding as of the date of this Agreement, or (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise and including without limitation all securities issued or issuable in connection with the Photon Acquisition, the terms of which are approved by the Board of Directors, or (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, or (vi) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing stockholder of the Company, or (ix) to the issuance or sale of the Series X Preferred Stock issued pursuant to the Purchase Agreement or (x) to the issuance of securities to an entity as a component of any business relationship with such entity for the purpose of (a) joint venture, technology licensing or development activities, (b) distribution, supply or manufacture of the Company’s products or services or (c) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship are approved by the Board of Directors.

2.4 Spin-out Preemptive Rights. If at any time (i) the Company creates a direct or indirect subsidiary that is not a wholly owned subsidiary (either directly or indirectly) (other than de minimis ownership to the extent required by applicable laws outside of the United States), (ii) any direct or indirect subsidiary of the Company sells or transfers any shares of capital stock to any entity other than the Company or a direct or indirect wholly owned subsidiary of the Company (other than de minimis ownership to the extent required by applicable laws outside of the United States), (iii) any direct or indirect subsidiary of the Company merges, consolidates or takes any other action that results in such subsidiary not remaining a wholly owned subsidiary of the Company (either directly or indirectly) (other than de minimis ownership to the extent required by applicable laws outside of the United States), or (iv) any direct or indirect subsidiary of the Company sells all or substantially all of its assets to any person or entity other than the Company or a direct or indirect wholly owned subsidiary of the Company, then in each case the Company shall cause such subsidiary (or the surviving or successor entity or purchaser of assets) (each, a “Spin-out Entity”) to provide each Major Holder a right of first offer (the “Spin-out Preemptive Rights”) to purchase up to its pro rata share with respect to any Common Stock, Preferred Stock or any other security of the Spin-out Entity, including but not limited to, rights, options, or warrants to purchase such Common Stock, Preferred Stock or other security (“Spin-out Shares”) offered by the Spin-out Entity for financing purposes. The manner and procedure of such Spin-out Preemptive Rights shall be substantially similar to those described in Section 2.3 with respect to the Company Right of First Offer. The Company shall use its best efforts to cause, or exert such influence it may have to cause, the organizational documents of the Spin-out Entity (i) to provide for voting rights and preferences equivalent to the voting rights and preferences of the Series X Preferred Stock and (ii) to contain provisions similar to Section 2.3 and 2.4 hereof.

The foregoing Spin-out Preemptive Rights shall not apply to any issuance of equity securities of any existing subsidiary of Photon, including without limitation Photon Broadband or Pan Access Communications.

2.5 Common Stock Issuances. Unless the Board of Directors so authorizes, the Company hereby covenants that all stock, stock equivalents and options issued after the date hereof to employees, directors, consultants and other service providers of the Company shall vest in accordance with the following vesting schedule: twenty-five percent (25%) of the shares to vest at the expiration of one (1) year from the date of the grant if the grantee is then in the service of the Company and the remaining seventy-five percent (75%) of the shares to vest on the last day of each succeeding month in a series of thirty-six (36) successive monthly installments upon the completion by the employee, director, consultant or service provider of each month of service over the thirty-six (36) month period measured from the date on which the first twenty-five percent (25%) of the shares vested. The Company shall provide that any shares of its Common Stock sold to employees or consultants pursuant to their service to the Company be non-transferable prior to vesting and be subject to a right of first refusal in favor of the Company until the Company’s initial public offering, in each case subject to customary exclusions for estate planning and family transfers. In addition, such shares shall be subject to a customary “lock up” period in the event of stock offerings to the public by the Company.

2.6 Confidentiality Agreements. The Company hereby covenants that it shall require each officer, employee and consultant of the Company to enter into and execute and thereafter comply with a confidentiality and invention assignment agreement.

2.7. Photon PRC Board Observer. At such time as the Company (through its subsidiaries) has acquired ownership in all of the outstanding capital shares of Photon, the Company shall invite a representative designated by a majority in interest of the “PRC Incorporated Shareholders” (the “Photon PRC Board Observer”), who shall initially be Guang Shu, to attend all meetings of its Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company reasonably believes that such exclusion is necessary to preserve attorney-client, work product or similar privilege, to protect highly confidential proprietary information or for other similar reasons. Any substitution or replacement of the Photon PRC Board Observer is subject to approval by the Company and, in its sole discretion, the Company may decline to allow a replacement for Mr. Shu or any succeeding Photon PRC Board Observer should such person’s service as the Photon PRC Board Observer terminate for any reason. All expenses of the Photon PRC Board Observer shall be the responsibility of the PRC Incorporated Shareholders.

For purposes of this Section 2.7, the “PRC Incorporated Shareholders” shall mean the following former shareholders of Photon: Shen Zhen Changyuan Winner Investment Co., Ltd., Shen Zhen Changyuan New Material Co., Ltd., Guangzhou ShengKai Investment Development Co., Ltd., Shanghai Nanometer Venture Investment Co., Ltd., Beijing Junji Investment Management Co., Ltd., Chengdu Deep Blue Telecommunication Technology Co., Ltd., and Kunming Ke Pin Electronics Co., Ltd. plus the following shareholder of Photon: China Merchants (Shenzhen) Industry Ltd.

2.8 Covenant Regarding Sanctionable Practices.

(a) The Company shall not commit or engage in (and shall not authorize or permit any subsidiary, affiliate or any other person acting on its behalf to commit or engage in) with respect to itself or its operations or any of its investments, or any transaction contemplated by this Agreement, the Purchase Agreement, the Voting Agreement or the Co-Sale Agreement, any Sanctionable

Practice. The Company further covenants that should IFC notify the Company of its concerns that there has been a violation of the provisions of this Section, the Company shall cooperate in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request.

(b) For purposes of this Section 2.8: “Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined in, and interpreted in accordance with, the Anti-Corruption Guidelines attached to this Agreement as Exhibit H.

2.9 Covenant Regarding AML/CFT Requirements. The Company shall institute, maintain and comply with appropriate internal procedures and controls in compliance with applicable national laws, for the purpose of preventing the Company and its subsidiaries from being used for money laundering, the financing of terrorist activity, fraud, or other corrupt or illegal purposes or practices; and ensure that the Company and its subsidiaries will not enter into any transaction with, or for the benefit of, any individuals or institutions named on the lists of sanctioned persons promulgated by the United Nations Security Council or its committees pursuant to resolutions in connection with money laundering or anti-terrorism matters.

2.10 Covenants Regarding Environmental Matters.

(a) Through its employees, agents, contractors and subcontractors, the Company shall design, construct, operate, maintain and monitor all of its sites, plants, equipment and facilities: (i) in accordance with the Environmental and Social Policies and the Environmental, Health and Safety Guidelines; (ii) in compliance with the ERS; and (iii) in compliance with applicable environmental, occupational health and safety requirements, and any child labor and forced labor laws, rules and regulations (including any international treaty obligations, if any) of the government of the United States of America and/or the Peoples Republic of China and the local authorities of each relevant jurisdiction.

(b) The Company shall periodically review the form of the Annual Monitoring Report and advise IFC as to whether modification of the form is necessary based on any changes in the business or operations of the Company or any of its subsidiaries, and revise the form as agreed with IFC.

(c) The Company shall not amend the ERS without IFC’s consent, unless the amendment is consistent the Environmental and Social Policies, the Environmental, Health and Safety Guidelines, and other provisions of this Agreement.

(d) Within ninety (90) days after the end of each fiscal year, the Company shall deliver to IFC an Annual Monitoring Report, substantially in the form of Exhibit C attached hereto, confirming compliance with the Environmental, Health and Safety Guidelines, the Environmental and Social Policies, the Policy Statement and the applicable national or local requirements of the United States of America and/or the Peoples Republic of China, as applicable, or, as the case may be, detailing any non-compliance, and setting out the action being taken to ensure compliance.

(e) As soon as possible but no later than three (3) days after its occurrence, the Company shall notify the Company’s Board of Directors, including IFC, and applicable authorities of any incident or accident at any of the sites or facilities operated by the Company or any of its subsidiaries or areas otherwise within the Company’s or any of its subsidiaries’ management or control, which has or may reasonably be expected to have a material adverse effect on the environment, health or safety, including, without limitation, explosions, spills or workplace accidents which result in death, serious or multiple injury or major pollution, specifying, in each case, the nature of the incident or accident, the on-site and off-site impacts arising or likely to arise therefrom and the measures the Company and/or the relevant subsidiary is taking or plans to take to address those impacts; and keep the Company’s Board of Directors and IFC informed of the on-going implementation of those measures;

(f) Neither the Company nor any of its subsidiaries shall engage in any of the activities described in the Exclusion List.

For purposes of this Section 2.10: (i) “Annual Monitoring Report” means the report to be submitted to IFC pursuant to Section 2.10(e) of this Agreement, substantially in the form of Exhibit C attached hereto; (ii) “Corrective Action Plan” means the Corrective Action Plan, dated April 4, 2006 and attached hereto as Exhibit D attached hereto, as amended or supplemented from time to time as appropriate in a manner consistent with the Environmental and Social Policies and the Environmental, Health and Safety Guidelines, and other provisions of this Agreement; (iii) “ERS” means the Environmental Review Summary dated April 4, 2006, prepared by IFC and approved by the Company, as in a manner consistent with the Environmental and Social Policies, the Environmental, Health and Safety Guidelines, and other provisions of this Agreement; (iv) “Environmental and Social Policies” means IFC’s Operational Policy 4.01 Environmental Assessment (October 1998), IFC Policy Statement on Child and Forced Labor (March 1998) and Public Disclosure (September 1998) copies of which have been delivered to, and receipt of which has been acknowledged by, the Company by letter dated April 4, 2006; (v) “Environmental, Health and Safety Guidelines” means IFC’s Environmental Health and Safety Guidelines for Electronics Manufacturing (July 1998), Occupational Health and Safety Guidelines (June 2003), Hazardous Materials Management (December 2001) and General Environmental Guidelines (July 1998) copies of which have been delivered to, and receipt of which has been acknowledged by, the Company by letter dated April 4, 2006; (vi) “Exclusion List” means the activities set forth in Exhibit E attached hereto; and (vii) “Policy Statement” means the Corporate Environmental and Social Policy Statement to be adopted by the Company, substantially in the form of Exhibit F attached hereto;

2.11 Covenant Regarding Shell Banking. The Company shall, and shall ensure that each of its subsidiaries, at all times institute, maintain and comply with internal procedures and controls, so as to not maintain accounts with or affect transactions through Shell Banks or financial institutions that permit correspondent banking relationships with Shell Banks.

For purposes of this Section 2.11, “Shell Banks” means any bank or other financial institution which (i) is incorporated or conducts business in a jurisdiction in which it has no operating branch or other physical presence and (ii) is not an affiliate of a regulated bank, financial institution or financial group.

2.12 Insurance Requirements. Unless IFC otherwise agrees, the Company shall: (i) insure and keep insured on terms and conditions acceptable to IFC, with a reputable insurer or insurers, all its assets and business which can be insured, against insurable losses, on a reinstatement basis utilizing current full replacement values, including, without limitation, insurance covers listed in Exhibit G attached hereto and any other insurance required by law; and the policies shall be in the English language; (ii) punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each insurance policy; (iii) not do or omit to do, or permit to be done or not done, anything which might prejudice the Company’s right to claim or recover under any insurance policy; (iv)promptly notify the relevant insurer of any claim by the Company under any policy written by that insurer and diligently pursue that claim.

2.13 Termination of Covenants

(a) The covenants set forth in this Section 2 shall terminate and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO or (ii) the consummation of an actual liquidation, dissolution or winding up of the Company.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect with respect to all Major Holders other than IFC when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in paragraph (a) above.

(c) Notwithstanding anything contained herein to the contrary, the covenants set forth in Sections 2.9, 2.10, 2.11 and 2.12 shall remain in full force and effect so long as IFC remains a stockholder of the Company.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities held by the Investors and of any Preferred Stock, or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a recognized overnight courier or sent by facsimile, receipt confirmed, or three (3) business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or on Exhibit A hereto or as subsequently modified by written notice.

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, IFC and the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, no amendment or supplement to this Agreement may be made without the consent of each party affected by such amendment or supplement if such amendment or supplement would, by its terms, (i) impose any new obligation on such party under this Agreement, (ii) increase any existing obligations of such party under this Agreement or (iii) diminish or waive the rights of such party under this Agreement without similarly diminishing or waiving the rights of all similarly situated parties.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (z) the balance of the Agreement shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Addition of Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional securities (i) pursuant to the Purchase Agreement, (ii) in connection with the Photon Acquisition or (iii) in connection with any acquisition of another entity by means of any transaction or series of related transactions (including, without limitation by merger, or asset or stock purchase) approved by the Board of Directors of the Company, any recipient of such securities may become a party to this Agreement as an “Investor” by (x) executing and delivering an additional counterpart signature page to this Agreement or (y) otherwise agreeing in a writing to be bound by this Agreement. In such event, such recipient shall be deemed a “Holder,” and the shares of Common Stock issuable or issued upon conversion or exercise of such securities shall be deemed to be “Registrable Securities,” for all purposes of this Agreement.

3.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and any and all other written or oral agreement relating to the subject matter hereof existing among the parties hereto are expressly superceded and replaced by this Agreement. For avoidance of doubt, this Agreement terminates and supersedes in all respects the Prior Agreement.

3.12 Accession to Agreements. By signing below, the parties hereto acknowledge that any creditors of the Company who received shares of Series 1 Preferred Stock in connection with the Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code shall have the rights and obligations under this Agreement.

3.13 Termination, Amendment and Restatement of Prior Agreement and Waiver by Existing Investors of Prior Investor Rights. The Existing Investors hereby terminate the Prior Agreement and amend and restate the Prior Agreement as set forth herein. Except as set forth in the following sentence, the Existing Investors hereby waive and forever release any claims any such Existing Investor has or may have had against any party with respect to their rights under the Prior Agreement, including, but not limited to, the right of first offer set forth in Section 2.3 therein, including any right of first offer with respect to the issuance of Series X Preferred Stock. IFC does not waive or release any claims IFC has or may have against any party with respect to IFC’s rights under Sections 2.1, 2.2, 2.8, 2.9, 210, 2.11 or 2.12 of the Prior Agreement for a period of one (1) year following the date of this Agreement.

3.14 IFC Immunities.

(a) The parties hereto hereby acknowledge that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. The parties hereto hereby waive any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury. The foregoing shall not preclude any other legal or equitable remedies available to a party under applicable law.

(b) The parties further acknowledge and agree that: (i) no provision of this Agreement in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement establishing IFC, international conventions or applicable law, including, without limitation, the immunity of its property and assets from seizure, attachment or execution before delivery of final judgment against it; and (ii) the archives of IFC remain inviolable.

[Signature Page Follows]

The parties have executed this 2008 Investors’ Rights Agreement as of the date first above written.

COMPANY:

NEOPHOTONICS CORPORATION

By:	/s/ Timothy S. Jenks
Timothy S. Jenks,
President and Chief Executive Officer

Address:	2911 Zanker Road
San Jose, CA 95134-2125
U.S.A.

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Andrew Bartley

Print Name:	Andrew Bartley

Title:	Acting Director

Effective as of May 13, 2008

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

By:	/s/ Bandel Carano
Bandel Carano
Managing Member of Oak Associates IX, LLC
The General Partner of Oak IX Affiliates Fund, Limited Partnership

OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP

By:	/s/ Bandel Carano
Bandel Carano
Managing Member of Oak Associates IX, LLC
The General Partner of Oak Investment Partners IX, Limited Partnership

OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

By:	/s/ Bandel Carano
Bandel Carano
Managing Member of Oak Associates IX, LLC
The General Partner of Oak IX Affiliates Fund-A, Limited Partnership

OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP

By:	/s/ Bandel Carano
Bandel Carano
Managing Member of Oak Associates X, LLC
The General Partner of Oak Investment Partners X, Limited Partnership

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

OAK X AFFILIATES FUND, LIMITED PARTNERSHIP

By:	/s/ Bandel Carano
Bandel Carano
Managing Member of Oak Associates X, LLC
The General Partner of Oak X Affiliates Fund, Limited Partnership

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP

By:	/s/ Bandel Carano
Bandel Carano
Managing Member of Oak Associates XI, LLC
The General Partner of Oak Investment Partners XI, Limited Partnership

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

DRAPER FISHER JURVETSON FUND VII, L.P.

By:	/s/ Stephen T. Jurvetson
Stephen T. Jurvetson, Managing Director

DRAPER FISHER JURVETSON PARTNERS VII, LLC

By:	/s/ Stephen T. Jurvetson
Stephen T. Jurvetson, Managing Member

DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper
Timothy C. Draper, General Partner

DRAPER FISHER PARTNERS, LLC

By:	/s/ Timothy C. Draper
Timothy C. Draper, Managing Member

DRAPER GC PARTNERS, LLC

By:	/s/ Timothy C. Draper
Timothy C. Draper, Managing Member

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ Tim Draper
Tim Draper

Address:

By:	/s/ Warren Packard
Warren Packard

Address:

THE TIMOTHY C. DRAPER LIVING TRUST

By:	/s/ Timothy C. Draper
Timothy C. Draper, Trustee

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

THE FONSTAD LIVING TRUST dated March 26, 1999

By:	/s/ Jennifer Fonstad
Jennifer Fonstad, Trustee

Address:

By:	/s/ Mark Greenstein
Mark Greenstein

Address:

THE STEVE AND KARLA JURVETSON LIVING TRUST dated August 27, 2002

By:	/s/ Steve Jurvetson
Steve Jurvetson, Trustee

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SEVF2)

By:	/s/ Josh Richter
Josh Richter Director
Separate Investments

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ATA Ventures I, L.P., by its General Partner, ATA Management I, LLC
ATA Affiliates Fund I, L.P., by its General Partner, ATA Management I, LLC
ATA Investment Fund I, L.P., by its General Partner, ATA Management I, LLC

/s/ T. Peter Thomas
T. Peter Thomas, Managing Director

Address:

ALPS INFORMATION TECHNOLOGY FUND LP

By:	ALPS Investment Research, LLC
Its:	General Partner

By:
Hideaki Sato
Its:

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

TEMPOVEST FUND II, L.P. ACTING BY ITS GENERAL PARTNER
NT GENERAL PARTNER (GUERNSEY) LIMITED

Signature:	/s/ Gary Manger

Print Name:	Gary Manger, Director

Address:

TECHNOLOGY GATEWAY PARTNERSHIP II

By:	/s/ Thomas O Gephart
Print Name:	Thomas O Gephart
Its:	Managing Partner

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

INSTITUTIONAL VENTURE PARTNERS VII, L.P.,

By its General Partner - Institutional Venture
Management VII, L.P.

By:	/s/ T. Peter Thomas
T. Peter Thomas, General Partner

INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

By:	/s/ T. Peter Thomas
T. Peter Thomas, General Partner

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ROCKPORT CAPITAL PARTNERS, L.P.

By: RockPort Capital I, LLC, its General Partner

By:	/s/ Stoddard Wilson
Stoddard Wilson
Managing Member

RP CO-INVESTMENT FUND I, L.P.

By: RP Co-Investment Fund I GP, LLC

By:	/s/ Stoddard Wilson
Stoddard Wilson
Managing Member

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

HARRIS & HARRIS GROUP, INC.

By:	/s/ Douglas W. Jamison

Print Name:	Douglas W. Jamison

Title:	President

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

LINKMORE LIMITED

By:	/s/ Morris Lu
Name:	Morris Lu
Its:	Managing Director

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ Hal Stillman
Hal Stillman

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ Helen Gordon Selser
Helen Gordon Selser

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

SOPKIN FAMILY TRUST, ELLIOT AND CHERYL

By:	/s/ Elliot Sopkin
Print Name:	Elliot Sopkin
Title:

ELLIOT SOPKIN

By:	/s/ Elliot Sopkin
Print Name:	Elliot Sopkin
Title:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ Robert Douglas Moffat
Robert Douglas Moffat

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ John H. Sellers
John Sellers

Address:

HEWM/VLG INVESTMENTS LLC

By:	/s/ Mark Royer

Print Name:	Mark Royer

Its:	Fund Manager

Address:

VLG INVESTMENTS 2006, LLC

By:	Heller Erhman LLP, Manager

By:	/s/ Mark Royer

Print Name:	Mark Royer

Its:	Fund Manager

Address:

VLG INVESTMENTS 2008, LLC

By:	Heller Erhman LLP, Manager

By:	/s/ Mark Royer

Print Name:	Mark Royer

Its:	Fund Manager

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

THE SUKLE LIVING TRUST U/A/D JULY 17, 1986

By:	/s/ Karen Sukle
Karen Sukle

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

SIGEFI, BURNETTE & VALLEE I, L.P.
By SBV Capital Management, LLC its General Partner

By:	/s/ Jacques Vallee
Dr. Jacques Vallee
General Partner

SIGEFI, BURNETTE & VALLEE IA, L.P.
By SBV Capital Management, LLC its General Partner

By:	/s/ Jacques Vallee
Dr. Jacques Vallee
General Partner

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ Kenneth Westrick
Kenneth Westrick

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ Kristen Westrick
Kirsten Westrick

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MASTERS CAPITAL NANOTECHNOLOGY FUND, LP

By: Masters Capital Nanotechnology, LLC, its General Partner

By: Linkhorn Capital Advisors, Inc., its Co-Managing Member

By:	/s/ Mel P. Melsheimer
Mel P. Melsheimer
President

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

TIMOTHY S. JENKS AND ATSUKO JENKS DECLARATION OF TRUST DATED 7 JAN 1996

By:	/s/ Timothy S. Jenks
Timothy S. Jenks

Address:

TIMOTHY S. JENKS

By:	/s/ Timothy S. Jenks
Timothy S. Jenks

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ Sheldon Sobel
Sheldon Sobel

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

PETER S. DARDI AND BRIDGETTE A. BARRY

By:	/s/ Peter S. Dardi / /s/ Bridgette A. Barry

Print Name:	Peter S. Dardi / Bridgette A. Barry

Its:	self

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

JJNMK LIMITED PARTNERSHP

By:	/s/ J.J. Kleinsmith

Print Name:	J.J. Kleinsmith

Its:	General Partner

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

WELLWAY INTERNATIONAL LIMITED

By:	/s/ Robert Peng

Print Name:	Robert Peng

Its:	Director

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

NISON LIMITED

By:	/s/ Robert Peng

Print Name:	Robert Peng

Its:	Director

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

CREATIVE CHINA INVESTMENT LIMITED

By:	/s/ Robert Peng

Print Name:	Robert Peng

Its:	Director

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

BAY III, L.P.

By:	/s/ Neal Dempsey

Print Name:	Neal Dempsey

Its:	Manager

Address:

BAY III ENTREPRENEURS FUND, L.P.

By:	/s/ Neal Dempsey

Print Name:	Neal Dempsey

Its:	Manager

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

NEEDHAM CAPITAL PARTNERS III, L.P.
NEEDHAM CAPITAL PARTNERS IIIA, L.P.
NEEDHAM CAPITAL PARTNERS III (BERMUDA), L.P.

/s/ Thomas P. Shanahan
Thomas P. Shanahan, General Partner

Address:

STATE STREET BANK AND TRUST COMPANY AS TRUSTEE FOR THE DUPONT PENSION TRUST

By:	/s/ Dennis Frasu

Print Name:	Dennis Frasu

Title:	V.P.

DCM PRIVATE EQUITY FUND II LLC

By: DuPont Capital Management, its Manager

By:	/s/ Carmen J. Gigliotti

Print Name:	Carmen J. Gigliotti

Title:	Vice President

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

HARBINGER III VENTURE CAPITAL

By:	/s/ C.K. Chung

Print Name:	C.K. Chung

Title:	Director

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

BUDWORTH INVESTMENTS LTD.

By:	/s/ C.K. Chung

Print Name:	C.K. Chung

Title:	Director

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

CRESCENDO IV, LP

By:	/s/ R. David Spreng
Print Name:	R. David Spreng
Title:	Managing General Partner

CRESCENDO IV AG & CO. BETEILINGUNGS KG

By:	/s/ R. David Spreng
Print Name:	R. David Spreng
Title:	Managing General Partner

CRESCENDO IV ENTREPRENEUR FUND A, L.P.

By:	/s/ R. David Spreng
Print Name:	R. David Spreng
Title:	Managing General Partner

CRESCENDO IV ENTREPRENEUR FUND, L.P.

By:	/s/ R. David Spreng
Print Name:	R. David Spreng
Title:	Managing General Partner

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ALBERT L. JENKS AND BARBARA M. JENKS

By:	/s/ Albert L. Jenks /s/ Barbara M. Jenks

Print Name:	Albert L. Jenks Barbara M. Jenks

Title:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MEL & SARA MELSHEIMER REVOCABLE TRUST

By:	/s/ Mel P. Melsheimer
Mel P. Melsheimer, Trustee

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ Michael Collett
Michael Collett

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

InfoMission

By:	/s/ Schwuyun Cheng

Print Name:	Schwuyun Cheng

Title:	Owner

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

KEATING CAPTIAL, INC.

By:	/s/ Timothy J. Keating
Timothy J. Keating, Chief Executive Officer

Address:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

Lazarus Investment Partners LLLP

By:	/s/ Justin Barus

Print Name:	Justin B. Barus

Title:	Managing Member

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

By:	/s/ David Tate

Print Name:	David Tate

Title:

SIGNATURE PAGE TO 2008 INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America Attention: Director, Global Information and Communications Technology Department Facsimile: 202- 522-7464 With a copy (in the case of communications relating to payments) sent to the attention of Director, Department of Financial Operations, at: Facsimile: 202-522-7419			10,000,000	50,000

Oak Investment Partners XI, Limited Partnership Attn: Bandel Carano Craig Lang c/o Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301			2,321,675

Oak X Affiliates Fund, Limited Partnership Attn: Bandel Carano Craig Lang c/o Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301				2,370

Oak Investment Partners X, Limited Partnership Attn: Bandel Carano Craig Lang c/o Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301				147,630

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
Oak Investment Partners IX, Limited Partnership Attn: Bandel Carano Craig Lang c/o Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301	10,165,134	3,781,892	23,083,886

Oak IX Affiliates Fund, Limited Partnership Attn: Bandel Carano Craig Lang c/o Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301	108,344	40,309	246, 035

Oak IX Affiliates Fund – A, Limited Partnership Attn: Bandel Carano Craig Lang c/o Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301	243,996	90,776	554,079

Draper Fisher Jurvetson Fund VII, L.P. 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Steve Jurvetson	9,653,332	3,370,319	11,451,978	29,241

Draper Fisher Jurvetson Partners VII, LLC 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Steve Jurvetson	140,778	49,151	167,007	426

Draper Associates, L.P. 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Timothy C. Draper	260,000	91,280	310,157	790

Draper Fisher Associates III Annex Fund, L.P. 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Timothy C. Draper John Fisher	429,189	357,462	316,037

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
The Draper 1999 Grandchildren’s Trust 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Timothy C. Draper	1,444	504

Draper Fisher Partners, LLC 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Steve Jurvetson John Fisher	27,881	23,222	20,531	86

Draper GC Partners 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025				2

Tim Draper c/o Draper Fisher Jurvetson 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025		3,174		4

Warren Packard c/o Draper Fisher Jurvetson 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	9,091	3,174	10,344	27

The Fonstad Living Trust dated March 26, 1999 Attn: Jennifer Fonstad c/o Draper Fisher Jurvetson 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	9,091	3,174	10,344	27

Mark Greenstein c/o Draper Fisher Jurvetson 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	4,546	1,587	5,172	14

The Steve and Karla Jurvetson Living Trust dated August 27, 2002 Attn: Steve Jurvetson c/o Draper Fisher Jurvetson 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	90,910	31,744	103,450	270

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
The Board of Trustees of the Leland Stanford Junior University (SEVF2) Stanford Management Company Attn: Saloni Kapadia Martina Poquet Victoria Von Schell 2770 Sand Hill Road Menlo Park, CA 94025 (650) 926-0265 (650) 854-9267 Fax	136,364	47,616	85,000	320

ATA Ventures I, L.P. Attn: T. Peter Thomas 203 Redwood Shores Pkwy, Ste 550 Redwood City, CA 94065	6,100,810	2,027,563	2,864,281	955

ATA Affiliates Fund I, L.P. Attn: T. Peter Thomas 203 Redwood Shores Pkwy, Ste 550 Redwood City, CA 94065	230,995	76,769	108,450	36

ATA Investment Fund I, L.P. Attn: T. Peter Thomas 203 Redwood Shores Pkwy, Ste 550 Redwood City, CA 94065	58,084	19,304	27,269	9

Alps Information Technology Fund LP Attn: Martin E. Sukle 910 E. Hamilton Avenue, Ste 500 Campbell, CA 95008	909,090	317,441	431,591

Tempovest Fund II, L.P. Mourant International Financial Administration East Wing Trafalgar Court Admiral Park St Peter Port Guernsey GX1 6HJ	3,409,081	1,190,402	2,700,464	10,500

Technology Gateway Partnership II 31473 Rancho Viejo Road Suite 203 San Juan Capistrano, CA 92675 Attn: Thomas O Gephart	909,090	317,441		380

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
Institutional Venture Partners VII, L.P. Attn: T. Peter Thomas 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025	1,800,953	498,778	735,000	3,636

Institutional Venture Management VII, L.P. Attn: T. Peter Thomas 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025	36,754	10,179	15,000	74

Rockport Capital Partners, L.P. Attn: Todd Wilson 160 Federal Street, 18th Floor Boston, MA 02110	1,363,636	486,503

RP Co-Investment Fund I, L.P. Attn: Todd Wilson 160 Federal Street, 18th Floor Boston, MA 02110	454,545	148,379	430,000

Harris & Harris Group, Inc. 111 West 57th St., Suite 1100 New York, NY 10019 Attention: Douglas W. Jamison, President	1,831,256	741,898	2,750,000	2,000

Linkmore Limited 7th Floor No. 86-2 Song-Gao Road Sin-Yi District Taipei, Taiwan 110 Attn: Mr. Morris Lu; Vincent Lu	637,996	222,569		1,020

Hal Stillman [address intentionally deleted]	22,728	7,418	20,000	140

Robert Douglas Moffat [address intentionally deleted]	22,728	7,418	25,000	150

Helen Gordon Selser [address intentionally deleted]	13,637	4,761	8,500	60

Name	Amount of Series 1 Preferred Shares		Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
Sopkin Family Trust Attn: Elliott Sopkin [address intentionally deleted]	22,728 (held as an individual investor	)	7,418		25

HEWM/VLG Investments, LLC c/o Heller Ehrman Venture Law Group 275 Middlefield Road Menlo Park, CA 94025	38,637		18,547

VLG Investments 2006, LLC By: Heller Ehrman LLP, Manager 275 Middlefield Road Menlo Park, CA 94025				27,400

VLG Investments 2008, LLC c/o Heller Ehrman Venture Law Group 275 Middlefield Road Menlo Park, CA 94025					700

John H. Sellers c/o Heller Ehrman Venture Law Group 275 Middlefield Road Menlo Park, CA 94025	6,819		3,709	5,100	50

The Sukle Living Trust U/A/D July 17, 1986 2237 Howard Avenue San Carlos, CA 94070	4,545		1,483	2,500	10

Sigefi, Burnette & Vallee I, L.P. Attn: Jacques Vallee Graham Burnette 100 Hamilton Avenue, Suite 250 Palo Alto, CA 94301 650-522-0085 650-522-0087 Fax	252,273		96,446	489,983	1,900

Sigefi, Burnette & Vallee IA, L.P. Attn: Jacques Vallee Graham Burnette 100 Hamilton Avenue, Suite 250 Palo Alto, CA 94301 650-522-0085 650-522-0087 Fax	20,455		7,418	10,017	100

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
Sands Brothers Venture Capital, LLC Attn: Glen McKelvey Sands Brothers Venture Capital 90 Park Avenue New York, NY 10016	45,454	17,869

Sands Brothers Venture Capital II, LLC Attn: Glen McKelvey Sands Brothers Venture Capital 90 Park Avenue New York, NY 10016	45,454	17,869

Sands Brothers Venture Capital III, LLC Attn: Glen McKelvey Sands Brothers Venture Capital 90 Park Avenue New York, NY 10016	227,272	89,350

Sands Brothers Venture Capital IV, LLC Attn: Glen McKelvey Sands Brothers Venture Capital 90 Park Avenue New York, NY 10016	136,363	53,610

Kenneth Westrick [address intentionally deleted]	227,273	79,360		366

Kirsten Westrick [address intentionally deleted]	227,272	79,360		366

Masters Capital Nanotechnology Fund, L.P. Attn: Mel P. Melsheimer 3060 Peachtree Road, NW Ste 1815 Atlanta, GA 30305	2,650,613	337,450	2,567,370	15,500

Timothy S. Jenks and Atsuko K. Jenks Declaration of Trust dated 7 Jan. 1996 c/o NeoPhotonics Corporation 2911 Zanker Road San Jose, CA 95134-2125		11,129	5,000	80

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
Sheldon Sobel [address intentionally deleted]		22,257	30,000	100

Peter S. Dardi and Bridgette A. Barry [address intentionally deleted]		11,128		500

David F. Kleinsmith [address intentionally deleted]		10,000	15,000	30

Wellway International Limited		1,175,920

Nison Limited		3,056,360		10,000

Landjoy Management Limited		351,462

Cheng Nga Yin		61,435

Yeung San Yuen		1,146,474

Gary Chiang		117,659

Lee Chih Cherng		52,293

Lau Hiu Nam		25,142

The Beijing Junji Blind Trust		80,092

Creative China Investment Limited		497,474

Bay III, L.P. c/o Bay Partners Attn: Bob Williams 10600 N. De Anza Blvd Cupertino, CA 95014	207,029			4,456

Bay III Entrepreneurs Fund, L.P. c/o Bay Partners Attn: Bob Williams 10600 N. De Anza Blvd Cupertino, CA 95014	25,274			544

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
ATEL Venture Fund, LLC Attn: Russ Wilder 600 California St., 6th Floor San Francisco, CA 94108	158,854

Dominion Venture Finance 1656 North California Blvd. Suite 300 Walnut Creek, CA 94596	1,067,167

Morrison & Foerster, LLP 755 Page Mill Road Palo Alto, CA 94304-1018	17,478

S.J. Building Maintenance	6,539

Timothy Draper Living Trust c/o Draper Fisher Jurvetson 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	9,091		10,343	23

Timothy S. Jenks c/o NeoPhotonics Corporation 2911 Zanker Road San Jose, CA 95134-2125	4,775		1,500	20

S.I. Technology Venture Capital Limited Attn: Philip Zhai, Ph.D. 26/F Harcourt House 39 Gloucester Road Hong Kong			7,500,000

Needham Capital Partners III, L.P. c/o Needham & Company, LLC Attn: Thomas P. Shanahan 445 Park Avenue New York, NY 10022			4,091,464	4,888

Needham Capital Partners IIIA, L.P. c/o Needham & Company, LLC Attn: Thomas P. Shanahan 445 Park Avenue New York, NY 10022			438,434	524

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
Needham Capital Partners III (Bermuda), L.P. c/o Needham & Company, LLC Attn: Thomas P. Shanahan 445 Park Avenue New York, NY 10022			846,102	1,011

State Street Bank and Trust Company as Trustee For The Dupont Pension Trust DuPont Capital Management Delaware Corporate Center One Righter Parkway, Suite 3200 Wilmington, DE 19803			4,000,000	14,000

DCM Private Equity Fund II LLC Delaware Corporate Center One Righter Parkway, Suite 3200 Wilmington, DE 19803			1,000,000	1,000

MUS Roosevelt China Pacfic Fund LP Mitsubishi UFJ Securities (HK) Capital, Limited 11/F., AIG Tower, 1 Connaught Road, Central, Hong Kong Attention. Mr. Jun Otsuka			3,000,000

Chais Family Trust [address intentionally deleted]			96,940

Gary Chiang [address intentionally deleted]		117,659

Raymond Chu [address intentionally deleted]			238,761

Budworth Investments 7F, No. 187 Tiding Blvd. Taipei, Taiwan 114			798,841	500

Crescendo IV AG & Co. 480 Cowper Street Suite Palo Alto, CA 94301			177,491	212

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
Crescendo IV Entrepreneur Fund A, L.P. 480 Cowper Street Suite Palo Alto, CA 94301			36,896	44

Crescendo IV Entrepreneur Fund, L.P. 480 Cowper Street Suite Palo Alto, CA 94301			82,513	99

Crescendo IV, L.P. 480 Cowper Street Suite Palo Alto, CA 94301			2,949,447	3,524

Delta Fund I (Israel L.P.) Hertzelia Business Park Hertzelia , Israel 46140			86,637

Delta Fund I, L.P. Hertzelia Business Park Hertzelia , Israel 46140			1,597,725

Delwin Investments, Inc. 100 North Crescent Drive Beverly Hills, CA 90210			26,684

Dominion Capital Management LLC 311 California Street Suit San Francisco, CA 94104	1,067,167

East Gate Private Equity 514 High Street Palo Alto, CA 94301	706,363

ETV Beteiligungs GmbH Rue du Glaud-Pont 12 1003 Lausanne Switzerland			201,835

Gmulot Delta Fund, L.P. Hertzelia Business Park Hertzelia, Pituach Israel			198,123

Bruce K. Graham [address intentionally deleted]			119,303

Gunther Family Trust [address intentionally deleted]			62,231

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
Harbinger III Venture Capi 7F, No. 187, Tiding Blvd. Taipei, Taiwan 114			342,360	1,500

Index Venture Management S.A. 2 Rue de Jargonnant 1207 Geneva Switzerland			42,790

Index Ventures II (Delaware) L.P. No. 1 Seaton PLace St. Helier, Jersey JE4 8YJ Great Britain			1,388,213

Index Ventures II (Jersey) L.P. No. 1 Seaton Place St. Helier, Jersey JE 4 YJ Great Britain			822,744

Index Ventures II GmbH & Co. KG P.O. Box 641 No 1 Seato St. Helier, Jersey JE4 8YJ Great Britain			221,953

Index Ventures II Parallel Entrepreneur Fund (Jersey-A) L.P. No 1 Seaton Place St. Helier, Jersey JE4 YJ Great Britain			25,335

Index Ventures II Parallel Entrepreneur Fund (Jersey-B) L.P. No 1 Seaton Place St. Helier, Jersey JE4 YJ Great Britain			39,717

Infinity Capital VF 2002 Management LLC 480 Cowper Street Unit # 94301			120,497

Mitchell Technology Investments 11601 Wilshire Blvd. Suite 2400 Los Angeles, CA 90025			104,156

Polak Investors, LLC [address intentionally deleted]			18,885

David Polak [address intentionally deleted]			4,507

Name	Amount of Series 1 Preferred Shares	Amount of Series 2 Preferred Shares	Amount of Series 3 Preferred Shares	Amount of Series X Preferred Shares
SEED Venture GmbH & Co. KGaA Schlossplatz10 Karlsruhe D-76113 Germany			427,587

Elliot Sopkin [address intentionally deleted]	22,728			25

Wifleur Inc. 30 St. Clair Avenue West Toronto, Ontario M4V 3A1 Canada			26,684

Wong Wilson [address intentionally deleted]			294,260

Albert L. Jenks and Barbara M. Jenks [address intentionally deleted]				100

Mel P Melsheimer [address intentionally deleted]				1,750

Michael Collett [address intentionally deleted]				250

EXHIBIT B

Concord-represented Parties

Wellway International Limited Pasea Estate Road Town Tortola, British Virgin Islands

Nison Limited Pasea Estate Road Town Tortola, British Virgin Islands

Chu Hoi Ping [address intentionally deleted]

Landjoy Management Limited Akara Builiding 24 De Castro Street Wickhams Cayi Road Town Tortola, British Virgin Islands

Cheng Nga Yin [address intentionally deleted]

Yeung Sau Yuen [address intentionally deleted]

Gary Chiang [address intentionally deleted]

1

Lee Chih Cherng [address intentionally deleted]

Lau Hiu Nam [address intentionally deleted]

Tse Mang [address intentionally deleted]

The Beijing Junji Blind Trust Agreement F/B/O Beisjing Junji Investment Management, Ltd., dated this 7th day of December, 2005 [address intentionally deleted]

2

EXHIBIT C

FORM OF ANNUAL MONITORING REPORT

1

EXHIBIT D

CORRECTIVE ACTION PLAN

Action	Target Completion Date

Prepare Corporate Policy Statement

Write a NeoPhotonics policy statement for the organization that clearly defines the NeoPhotonics’ position (e.g. vision, mission and consumer relations) regarding production and product quality, environmental management, and occupational health and safety for all existing facilities and future acquisitions (including the Shenzhen facility).

Condition of IFC Purchase (Initial Closing)

Management Endorsement of Corporate Policy

Obtain senior management endorsement of the policy statement; announce the existence of the management approved corporate policy and distribute the corporate policy to all employees and management staff and contractors.

Conduct briefings in all divisions explaining the quality, environment and occupational health and safety policy and how it will be implemented and integrated through the creation of an integrated management system addressing production and product quality, environmental management and occupational health and safety.

Within Three (3) Months After IFC Purchase (Initial Closing)

Implement Environmental Management System (EMS)

Implement an Environmental Management System similar in scope and desired outcomes as the management system in use at the NeoPhotonics’ San Jose facility. Existing corporate EMS may be adapted and/or extended to incorporate Shenzhen and/or other corporate facilities. Employees at the Shenzhen (and other foreign) facilities should be trained to effectively use the EMS system at their facility. After completion of the training program, provide IFC with documentary evidence of EMS implementation and employee training.

Within Nine (9) Months After IFC Purchase (Initial Closing)

Annual Monitoring Report

Reach agreement with IFC Environmental and Social Development Department on format for annual environmental performance report required by IFC investment contract. Obtain agreement on format, content. Ensure that facility managers collect adequate data throughout the operating year to complete the annual reports for IFC.

Condition of IFC Purchase (Initial Closing)

1

EXHIBIT E

EXCLUSION LIST

•	Production or activities involving harmful or exploitative forms of forced labor1/harmful child labor.[2]

•	Production or trade in any product or activity deemed illegal under host country laws or regulations or international conventions and agreements.

•	Production or trade in weapons and munitions.[3]

•	Production or trade in alcoholic beverages (excluding beer and wine).

•	Production or trade in tobacco.

•	Gambling, casinos and equivalent enterprises.

•	Trade in wildlife or wildlife products regulated under Convention on International Trade in Endangered Species of Wild Fauna and Flora.

•	Production or trade in radioactive materials.[4]

•	Production or trade in or use of unbonded asbestos fibers.[5]

•	Commercial logging operations or the purchase of logging equipment for use in primary tropical moist forest (prohibited by the Forestry policy).[6]

•	Production or trade in products containing PCBs.[7]

•	Production or trade in pharmaceuticals subject to international phase outs or bans.

•	Production or trade in pesticides/herbicides subject to international phase out.

•	Production or trade in ozone depleting substances subject to international phase out.[8]

[1]	Forced labor means all work or service, not voluntarily performed, that is extracted from an individual under threat of force or penalty.
[2]

Harmful child labor means the employment of children that is economically exploitative, or is likely to be hazardous to, or to interfere with, the child’s education, or to be harmful to the child’s health, or physical, mental, spiritual, moral or social development.

[3]	These activities are prohibited only if a Portfolio Company is substantially involved in such activities, i.e., the activity is not considered ancillary to such Portfolio Company’s primary operations.
[4]	This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment where IFC considers the radioactive source to be trivial and/or adequately shielded.
[5]	This does not apply to the purchase and use of bonded asbestos cement sheeting where the asbestos content is <20%.
[6]	See IFC OP 4.36, Forestry (under review).
[7]	PCBs: Polychlorinated biphenyls – a group of highly toxic chemicals. PCBs are likely to be found in oil-filled electrical transformers, capacitators, and switchgear dating from 1950-1985.
[8]

Ozone Depleting Substances (ODSs): Chemical compounds which react with and deplete stratospheric ozone, resulting in the widely publicized ‘ozone holes’. The Montreal Protocol lists ODSs and their target reduction and phase out dates.

1

In addition, to its knowledge, neither the Company, nor its subsidiaries, nor the users of their services shall provide any text, pictures, graphics, sound, video, or other data in connection with utilizing the Company’s or its subsidiaries’ services that:

•	infringes on any third party’s copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy;

•	violates and law, statute, ordinance or regulation (including, without limitation, the laws and regulations governing export control);

•	is defamatory, trade libelous, unlawfully threatening or harassing;

•	is obscene or pornographic or contains child pornography;

•	violates any laws regarding unfair competition; anti-discrimination or false advertising; or

•

contains any viruses, Trojan horses, worms, time-bombs, cancelbots or other computer routines that are intended to damage, detrimentally interfere with surreptitiously intercept or expropriate any system, data or personal information.

2

EXHIBIT F

COMPANY POLICY STATEMENT

The environmental policy set forth in Company’s EMS Manual in effect as of the date of this Agreement.

1

EXHIBIT G

INSURANCE REQUIREMENTS

1.	CONSTRUCTION/EXPANSION PHASE

a)	Construction All Risks, based on full contract value and including:

i)	Riot and Strike

ii)	Debris Removal

iii)	Extra Expenses

iv)	Maintenance period

v)	Third Party Liability

b)	Marine all Risks (including war) in respect of all critical imports.

2.	ONGOING / OPERATIONAL PHASE

a)	Fire and named perils (including Earthquake, Flood and Typhoon) or All Risks, based on new replacement cost of assets

b)	Business Interruption

c)	Third Party Liability including Products Liability

3.	AT ALL TIMES

a)	All insurances required by local legislation.

b)	Directors & Officers Liability, as required by IFC

The Company shall use its best efforts obtain/enhance the insurances listed in item 2(a) (with respect to coverage for Earthquake), 2(b) and 2(c) above for the Company’s operations in China within sixty (60) days after the date of this Agreement; if such insurances are not available on a commercially reasonable basis, the Company will obtain such other insurance coverage as is reasonably required by IFC.

1

EXHIBIT H

ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS

The purpose of these Guidelines is to define and clarify the meaning of the terms “Corrupt Practices”, “Fraudulent Practices”, “Coercive Practices”, “Collusive Practices” and “Obstructive Practices” in the context of IFC operations.

1.	CORRUPT PRACTICES

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

INTERPRETATION

A.	Corrupt practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

B.	It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.	In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates applicable law.

D.	Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.	The World Bank Group does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

2.	FRAUDULENT PRACTICES

A “Fraudulent Practice” is any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation.

INTERPRETATION

A.	An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B.	Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations. Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.	COERCIVE PRACTICES

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

INTERPRETATION

A.	Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.	Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.	COLLUSIVE PRACTICES

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

INTERPRETATION

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.	OBSTRUCTIVE PRACTICES

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice.

INTERPRETATION

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

GENERAL INTERPRETATION

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.